Q4 2023 Earnings Release February 13th, 2024 Dave Graziosi, Chairman & CEO Fred Bohley, Senior Vice President, CFO & Treasurer Exhibit 99.2

Safe Harbor Statement The following information contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of geopolitical risks, wars and pandemics; global economic volatility; general economic and industry conditions, including the risk of recession; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; the duration and spread of the COVID-19 pandemic, including new variants of the virus and the pace and availability of vaccines and boosters, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on economic conditions, financial market volatility and our business, including but not limited to the operations of our manufacturing and other facilities, the availability of labor, our supply chain, our distribution processes and demand for our products and the corresponding impacts to our net sales and cash flow; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending and the timing of defense programs; risks associated with our international operations, including acts of war and increased trade protectionism; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; risks related to our indebtedness. Allison Transmission cannot assure you that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any long-term financial goals will be realized. All forward-looking statements included in this presentation speak only as of the date made, and Allison Transmission undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise. In particular, Allison Transmission cautions you not to place undue weight on certain forward-looking statements pertaining to potential growth opportunities or long-term financial goals set forth herein. Actual results may vary significantly from these statements. Allison Transmission’s business is subject to numerous risks and uncertainties, which may cause future results of operations to vary significantly from those presented herein. Important factors that could cause actual results to differ materially are discussed in Allison Transmission’s Annual Report on Form 10-K for the year ended December 31, 2022.

Non-GAAP Financial Information We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted EBITDA is Net income. The most directly comparable GAAP measure to Adjusted EBITDA as a percent of net sales is Net income as a percent of net sales. Adjusted EBITDA is calculated as the earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales. We use Adjusted free cash flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for the repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted free cash flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted free cash flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted free cash flow is Net cash provided by operating activities. Adjusted free cash flow is calculated as Net cash provided by operating activities, after additions of long-lived assets.

Call Agenda Q4 2023 Performance 2024 Guidance

Q4 2023 Performance Summary *See Appendix for the reconciliation from Net Income $775 $371 $170 $277 $1.91 ($ in millions, except per share data; variance % from Q4 2022) Increase was principally driven by increased net sales and price increases on certain products partially offset by higher direct material costs. Increase was principally driven by higher gross profit. Increase was principally driven by higher gross profit. Increase was principally driven by higher net income and lower total shares outstanding. Increase principally driven by: 14 percent increase in net sales in the North America On-Highway End Market. 34 percent increase in net sales in the Defense End Market 31 percent increase in net sales in the Outside North America Off-Highway End Market +8% +10% +21% +13% +26% Gross Profit Diluted Earnings Per Share Net Income Net Sales Adjusted EBITDA*

End Markets Q4 2023 Variance North America On-Hwy $380 14% Principally driven by strength in demand for class 8 vocational and medium-duty trucks and price increases on certain products North America Off-Hwy $5 (79%) Principally driven by lower demand in the energy sector Defense $63 34% Principally driven by increased demand for Tracked and Wheeled vehicle applications Outside North America On-Hwy $128 (2%) Principally driven by lower demand in South America Outside North America Off-Hwy $38 31% Principally driven by higher demand in the mining sector Service Parts, Support Equipment & Other $161 5% Principally driven by strength in global service parts and support equipment and higher demand for aluminum die cast components Q4 2023 Net Sales Performance ($ in millions, variance % from Q4 2022) Commentary

Q4 2023 Financial Performance

($ in millions, except per share data)	Q4 2023	$ Variance*	% Variance*	Commentary
Net Sales	$775	$57	8%	Increase was principally driven by strength in the North America On-Highway, Defense, Outside North America Off-Highway and Service Parts, Support Equipment & Other End Markets and price increases on certain products partially offset by lower demand in North America Off-Highway
Cost of Sales	$404	$24	6%	Increase was principally driven by increased direct material and manufacturing expense commensurate with increased net sales and higher direct material costs
Gross Profit	$371	$33	10%	Principally driven by increased net sales and price increases on certain products
Operating Expenses				
Selling, General and Administrative	$92	($5)	(5%)	Decrease was principally driven by lower product warranty expense partially offset by higher commercial activities spending
Engineering - Research and Development	$54	$5	10%	Increase was principally driven by increased product initiatives spending
Total Operating Expenses	$146	$0	0%	
Operating Income	$225	$33	17%	
Interest Expense, net	($24)	$6	20%	Decrease was principally driven by higher interest income on cash and cash equivalents
Other Income (Expense), net	$5	($2)	(29%)	
Income Before Income Taxes	$206	$37	22%	
Income Tax Expense	($36)	($8)	(29%)	Increase in income tax expense was principally driven by increased taxable income
Net Income	$170	$29	21%	Increase was principally driven by higher gross profit
Diluted Earnings Per Share	$1.91	$0.39	26%	Increase was principally driven by higher net income and lower total shares outstanding (Q4 2023: 89m shares, Q4 2022: 93m shares)
Adjusted EBITDA**	**$277**	**$32**	**13%**	

*Variance from Q4 2022
**See Appendix for the reconciliation from Net Income

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Net Cash Provided by Operating Activities CapEx Adjusted Free Cash Flow* Operating Working Capital** Percentage of LTM Sales $14 ($40) $54 N/A $238 $52 $186 14.0% Q4 2023 Cash Flow Performance Net Cash Paid for Interest $0 $32 Q4 2023 Commentary ($ in millions, variances from Q4 2022) Cash Paid for Income Taxes $13 $30 *See Appendix for a reconciliation from Net Cash Provided by Operating Activities ** Operating Working Capital = A/R + Inventory - A/P Driven by lower capital expenditures and higher net cash provided by operating activities Principally driven by increased net sales partially offset by increased operating working capital Principally driven by increased taxable income Principally driven by increased interest rates offset by cash received from interest rate swaps $ Variance % Variance 6.3% (50 bps) (43.5%) 40.9% 0% 76.5% Principally driven by higher gross profit and lower operating working capital funding requirements Principally driven by decreased product initiatives spending

Full year 2024 guidance ranges provided to the market on February 13, 2024 2024 Guidance *See Appendix for the Guidance Reconciliation Net Income Net Cash Provided by Operating Activities $3,050 - $3,150 Capital Expenditures Adjusted Free Cash Flow* Adjusted EBITDA* Net Sales $635 - $685 $1,070 - $1,130 $700 - $760 $125 - $135 $575 - $625 ($ in millions) Net sales guidance reflects higher customer demand in the Outside North America and Defense end markets, price increases on certain products and the continued execution of growth initiatives.

End Markets North America On-Hwy $1,529 (2%) North America Off-Hwy $63 (60%) Defense $166 34% Outside North America On-Hwy $477 14% Outside North America Off-Hwy $104 20% Service Parts, Support Equipment & Other $696 (2%) 2024 Guidance: Net Sales by End Market ($ in millions) Commentary 2023 Net Sales 2024 Midpoint Total $3,035 2%

Appendix Non-GAAP Financial Information

Non-GAAP Reconciliations (1 of 3) Adjusted EBITDA Reconciliation

Adjusted Free Cash Flow Reconciliation Non-GAAP Reconciliations (2 of 3)

Guidance Reconciliation Non-GAAP Reconciliations (3 of 3) $ in millions Low High Net Income (GAAP) 635 $ 685 $ plus: Income tax expense 170 180 Depreciation of property, plant and equipment 112 112 Interest expense, net 104 104 Stock-based compensation expense 25 25 UAW Local 933 contract signing bonus 14 14 Amortization of intangible assets 10 10 Adjusted EBITDA (Non-GAAP) 1,070 $ 1,130 $ Net Cash Provided by Operating Activities (GAAP) 700 $ 760 $ Deductions to Reconcile to Adjusted Free Cash Flow: Additions of long-lived assets (125) $ (135) $ Adjusted Free Cash Flow (Non-GAAP) 575 $ 625 $ Guidance Year Ending December 31, 2024